Exhibit (j)



   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Scudder Target 2014 Fund Prospectus and "Independent Registered Accounting Firm" and "Financial Statements" in the Scudder Target 2014 Fund Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 44 to the Registration Statement (Form N-1A, No. 33-30876) of our report dated September 12, 2005, on the financial statements and financial highlights of the Scudder Target 2014 Fund, included in the Funds' Annual Report dated July 31, 2005.


                                                     /s/ERNST & YOUNG LLP


Boston, Massachusetts
November 9, 2005